EXHIBIT 99.1

NEWS RELEASE

For further information, contact:	W. Todd Zehnder, Vice President — Corporate Communications
(337) 232-7028, www.petroquest.com
PETROQUEST ENERGY ANNOUNCES OFFICER PROMOTIONS
LAFAYETTE, LA — May 19, 2006 — PetroQuest Energy, Inc. (NYSE: PQ) announced today the following recent officer promotions:
Arthur M. Mixon has been promoted to Executive Vice President — Exploration and Production. Mr. Mixon previously served as Senior Vice President — Operations. Prior to joining PetroQuest in January 2001, Mr. Mixon spent twenty years in various engineering, supervisory and management positions with Amoco, BP Amoco and BP. Mr. Mixon received a Bachelor of Science Degree in Petroleum Engineering from Louisiana State University in 1980.
Michael O. Aldridge has been promoted to Executive Vice President, Chief Financial Officer and Treasurer. Mr. Aldridge previously served as Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining PetroQuest in May 2000, Mr. Aldridge had spent nine years in financial management positions at various companies including Ocean Energy and Fleet Petroleum. Prior to this, he served the oil and gas industry for 11 years with Ernst & Young, where he attained the level of Senior Manager. Mr. Aldridge earned a Bachelor of Science in Accounting from Louisiana State University in 1980.
Daniel G. Fournerat has been promoted to Executive Vice President, General Counsel, Chief Administrative Officer and Secretary. Mr. Fournerat previously served as Senior Vice President, General Counsel and Secretary. He served on the Board of Directors of the Company from September 1998 until October 2001. Prior to joining PetroQuest in April 2001, Mr. Fournerat practiced as an attorney for twenty-four years with the Lafayette, Louisiana law firm of Onebane, Bernard, Torian, Diaz, McNamara & Abell. Mr. Fournerat graduated from the Louisiana State University Paul M. Hebert Law Center in 1976 and holds a Bachelor of Science Degree in accounting from McNeese State University in Lake Charles, Louisiana.
Mark K. Stover has been promoted to Senior Vice President — Business Development. Mr. Stover previously served as Vice President — Exploration. Prior to joining PetroQuest in December 2002, Mr. Stover spent sixteen years in technical and supervisory positions with various companies including Newfield, Chevron and Tenneco. Mr. Stover holds a B.S. in Geology from Waynesburg College (PA) and attained a M.S. in Geophysics from Wright State University (OH) in 1986.
J. Bond Clement has been promoted to Vice President — Controller. Mr. Clement previously served as Controller. Prior to joining PetroQuest in October 2004, Mr. Clement spent nine years in a variety of finance and accounting related management positions at Stone Energy and Freeport-McMoRan. Prior to this, Mr. Clement spent several years at Arthur Andersen. Mr. Clement earned a Bachelor of Science Degree in Accounting from Louisiana State University in 1993.
Other officers of the Company include Charles T. Goodson, Chairman of the Board, Chief Executive Officer and President; Stephen H. Green, Senior Vice President — Exploration; Dalton F. Smith, Senior Vice President — Land & Acquisitions; James S. Blair, Vice President — Business Development and W. Todd Zehnder, Vice President — Corporate Communications and Vice President — Oil and Gas Marketing.

“The Board of Directors and I are pleased to promote these professionals within the organization and look forward to their continued contribution to the future growth of the Company. Additionally, we are pleased with our ability to hire and retain our 68 full time employees who have been the driver of our continued success over the last several years,” said Charles T. Goodson, Chairman, Chief Executive Officer and President.
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker symbol “PQ.”
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.